                                                                     Exhibit 4.1
                                SECOND AMENDMENT

          THIS SECOND AMENDMENT (this "Amendment") dated as of July 12, 2001, to
                                       ---------
the Credit Agreement referenced below, is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the "Borrower"), the Subsidiaries of the Borrower
                            --------
identified as "Guarantors" on the signature pages hereto, the Lenders identified herein, and BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A., as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                              W I T N E S S E T H

          WHEREAS, a $350 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement (as amended, modified, supplemented and extended, the "Credit Agreement") dated as
                                                   ----------------
of September 30, 1998 by and among the Borrower, the Subsidiaries of the Borrower identified as "Guarantors" therein, the Lenders identified therein, Bank One Wisconsin (now known as Bank One, NA) and U.S. Bank National Association, as Documentation Agents, and NationsBank, N.A. (now known as Bank of America, N.A.), as Administrative Agent;

          WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and

          WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

          NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Amendments.  The Credit Agreement is amended in the following
               ----------
respects:

          1.1 In Section 1.1 of the Credit Agreement, the pricing grid in the definition of "Applicable Percentage" is amended to read as follows:

                     Consolidated                 Base           Eurodollar Margin
     Pricing           Leverage                   Rate                  and                Commitment
      Level              Ratio                   Margin         Letter of Credit Fee          Fee
      -----              -----                   ------         --------------------          ---
       I                 ** 2.25                  0.00%                1.00%                 0.275%

       II           * 2.25 but ** 2.75            0.00%                1.25%                 0.325%

       III          * 2.75 but ** 3.25            0.25%                1.50%                 0.375%

       IV           * 3.25 but ** 3.75            0.50%                1.75%                 0.425%

       V            * 3.75 but ** 4.25            0.75%                2.00%                 0.475%

       VI                 * 4.25                  1.00%                2.25%                 0.500%

     *  Denotes greater than

     ** Denotes less than or equal to

          1.2 In Section 1.1 of the Credit Agreement, the following definitions are amended or added to read as follows:

               "Consolidated Senior Funded Debt" means Consolidated Funded Debt
                ------------------
               that is not Subordinated Debt.

               "Consolidated Senior Leverage Ratio" means, as of the last day of
                ----------------------------------
               any fiscal quarter, the ratio of Consolidated Senior Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

               "Senior Subordinated Note Documents" means the Senior
                ----------------------------------
               Subordinated Notes, the indenture or note purchase agreement(s) relating thereto and all other documents, instruments and agreements relating thereto.

               "Senior Subordinated Notes" means those Senior Subordinated Notes
                -------------------------
               of the Borrower substantially as described on Exhibit A to the Second Amendment to this Credit Agreement.

               "Subordinated Debt" means (a) the Senior Subordinated Notes and
                -----------------
               (b) any Indebtedness of a member of the Consolidated Group which by its terms is expressly subordinated in right of payment to the prior payment of the obligations under the Credit Documents on terms and conditions satisfactory to the Required Lenders.

          1.3 Clause (a) of Section 7.9 of the Credit Agreement is amended to read as follows:

               (a)  Consolidated Leverage Ratio. As of the end of each fiscal
                    ---------------------------
               quarter set forth below, the Consolidated Leverage Ratio shall not be greater than:

                    Each fiscal quarter ending on the last
                    Saturday in July of each year                      5.15:1.0

                    Each fiscal quarter (other than the fiscal
                    quarter ending on the last Saturday in July)
                    of each year                                       4.40:1.0

          1.4 A new clause (e) is added to Section 7.9 of the Credit Agreement to read as follows:

               (a)  Consolidated Senior Leverage Ratio. As of the end of each
                    ----------------------------------
                    fiscal quarter set forth below, the Consolidated Senior Leverage Ratio shall not be greater than:

                    Each fiscal quarter ending on the last
                    Saturday in July of each year                      3.75:1.0

                    Each fiscal quarter (other than the fiscal quarter ending on the last Saturday in July) of each year 3.00:1.0

          1.5 A new clause (c) is added to Section 7.11 of the Credit Agreement to read as follows:

               (c) Guaranties Given in respect of Other Indebtedness.
                   -------------------------------------------------
               Notwithstanding anything to the contrary contained herein, if at any time any Subsidiary that is not a Guarantor hereunder shall provide a guaranty in respect of the Senior Subordinated Notes, then the Borrower shall (i) promptly notify the Administrative Agent thereof and promptly (and in any event within fifteen (15) days) cause such Subsidiary to become a Guarantor by execution of a Joinder Agreement and (ii) deliver with the Joinder Agreement, supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request.

     1.6 Clause (g) of Section 8.1 of the Credit Agreement is amended to as follows:

          (g)  Subordinated Debt consisting of:

               (i) the Senior Subordinated Notes in an aggregate principal amount of up to $115,00,000 (and renewals, refinancing and refundings of the then outstanding principal amount thereof, provided that the
                                                            --------
          terms of subordination therefor shall be identical in all material respects to the terms of subordination contained in the Senior Subordinated Note Documents and on other terms and conditions no less favorable to the Lenders than the terms and conditions contained in the Senior Subordinated Note Documents; and

               (ii)  other Subordinated Debt, provided that (A) the Borrower
                                              --------
          shall demonstrate it will be in compliance with the financial covenants in Section 7.9 on a Pro Forma Basis for the period of four consecutive fiscal quarters immediately preceding the date of such issuance and (B) no Default or Event of Default shall exist after giving effect to the issuance thereof;

     1.7  Section 8.9 of the Credit Agreement is amended to read as follows:

          8.9  Actions With Respect To Other Indebtedness.
               -------------------------------------------

               (a) After the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any other Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the Consolidated Group, or shorten the final maturity or average life to maturity thereof or require any payment to be made sooner than originally scheduled or increase the interest rate or fees applicable thereto, or, in the case of Subordinated Debt, change any subordination provision thereof; or

               (b) (i) Make any prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Subordinated Debt other than
               (A) regularly scheduled payments of interest (provided that such payment of interest does not violate the subordination provisions of the Subordinated Debt Documents) and (B) the conversion of the Senior Subordinated Notes into equity; or

                    (ii) Make any prepayment, redemption, defeasance or
               acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any other Funded Debt (other than the Obligations or intercompany Indebtedness permitted hereunder) other than (a) regularly scheduled payments of principal and interest, (b) Funded Debt having an interest rate in excess of the Base Rate, and (c) provided no Default or Event of Default shall exist immediately prior or after giving effect thereto on a Pro Forma Basis, other Funded Debt not exceeding $250,000 in any instance and $500,000 in the aggregate in any calendar year.

               (c) Enter into any agreement, instrument or other document creating, evidencing or relating to any Indebtedness which provides that such Indebtedness is "Designated Senior Debt" for purposes of the Senior Subordinated Note Documents.

     1.8  Section 8.11 of the Credit Agreement is amended to read as follows:

          8.11  No Further Negative Pledges.
                ---------------------------

                Except for (a) prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby) and (b) the Senior Subordinated Note Documents, no member of the Consolidated Group will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its material properties or assets, whether now owned or hereafter acquired, or requiring the grant of any material security for such obligation if security is given for some other obligation.

     2.   Consent to Senior Subordinated Notes.  As required in the definition
          ------------------------------------
of "Subordinated Debt", the Lenders hereby consent to the terms of subordination, and the other terms and conditions, of the Senior Subordinated Note Documents substantially as described in Exhibit A attached hereto.

     3.   Repayment of Term Loan.  The Borrower hereby covenants and agrees that
          ----------------------
immediately upon receipt by the Borrower of the cash proceeds from the issuance of the Senior Subordinated Notes, the Borrower shall make payment on the Term Loan in the amount of $25,000,000, such payment to be applied to the principal amortization installments ratably.

     4.  Change of Notice Address.  Pursuant to Section 11.1 of the Credit
         ------------------------
Agreement, the Borrower hereby gives notice to the Administrative Agent and the Lenders that all notices and other communications to the Borrower or any Guarantor shall be made to the following address:

               School Specialty, Inc.
               W6316 Design Drive
               Greenville, Wisconsin  54942
               Attn:  Mary M. Kabacinski
               Telephone: 920-882-5852
               Telecopy:  920-882-5863

     5.  Conditions Precedent.  This Amendment shall be effective as of the
         --------------------
date set forth above upon satisfaction of the following conditions:

              (a) execution of this Amendment by the Credit Parties and the Required Lenders;

              (b) receipt by the Administrative Agent, for the ratable benefit of the Lenders that execute this Amendment (the "Approving Lenders"), of an
                                                      -----------------
     amendment fee equal to ten basis points (0.10%) on the sum of the aggregate Revolving Commitments of the Approving Lenders plus the aggregate outstanding Term Loans of the Approving Lenders (after giving effect to the repayment of the Term Loan set forth in Section 3 of this Amendment); and

              (c) receipt by the Administrative Agent, for its own account, of all fees and other amounts owing to the Administrative Agent in connection with this Amendment.

          6.  No Other Changes.  Except as expressly modified hereby, all of the
              ----------------
terms and provisions of the Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

          7.  Reaffirmation of Representations and Warranties.  The Credit
              -----------------------------------------------
Parties hereby affirm that the representations and warranties set out in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier period).

          8.  Reaffirmation of Guaranty.  Each of the Guarantors (i)
              -------------------------
acknowledges and consents to all of the terms and conditions of this Amendment,
(ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor's obligations under the Credit Agreement or the other Credit Documents.

          9.  Counterparts.  This Amendment may be executed in any number of
              ------------
counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

          10.  Governing Law.  This Amendment shall be deemed to be a contract
               -------------
made under, and for all purposes shall be construed in accordance with the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:           SCHOOL SPECIALTY, INC.
--------
                    a Wisconsin corporation

                    By:  /s/ Mary M. Kabacinski
                         ----------------------
                    Name:  Mary M. Kabacinski
                    Title:  Chief Financial Officer

GUARANTORS:         CHILDCRAFT EDUCATION CORP.,
----------
                    a New York corporation
                    CLASSROOMDIRECT.COM, LLC,
                    a Delaware limited liability company
                    BIRD-IN-HAND WOODWORKS, INC.,
                    a New Jersey corporation
                    SPORTIME, LLC,
                    a Delaware limited liability company
                    JUNEBOX.COM, INC.,
                    a Wisconsin corporation
                    GLOBAL VIDEO, LLC,
                    a Wisconsin limited liability company

                    By:  /s/ Mary M. Kabacinski
                         ----------------------
                    Name:  Mary M. Kabacinski
                    Title:  Treasurer

                           [Signature Pages Continue]

LENDERS:            BANK OF AMERICA, N.A.,
-------
                    individually as a Lender and in its capacity as
Administrative Agent

                    By:  /s/ Casey Cosgrove
                         ------------------
                    Name:  Casey Cosgrove
                    Title:  Vice President

                    BANK ONE, NA (main office, Chicago)

                    By:  /s/ A. F. Maggiore
                         ------------------
                    Name:  Anthony F. Maggiore
                    Title:  Director, Capital Markets

                    U.S. BANK NATIONAL ASSOCIATION

                    By:  /s/ Timothy J. Gallaher
                         -----------------------
                    Name:  Timothy J. Gallaher
                    Title:  Commercial Banking Associate

                    THE BANK OF NEW YORK

                    By:  /s/ J. F. Murphy
                         ----------------
                    Name:  Joseph F. Murphy
                    Title:  Vice President

                    HARRIS TRUST AND SAVINGS BANK

                    By:  /s/ George M. Dluhy
                         -------------------
                    Name:  George M. Dluhy
                    Title:  Vice President

                    FIRSTAR BANK MILWAUKEE, N.A.

                    By:  /s/ Timothy J. Gallaher
                         -----------------------
                    Name:  Timothy J. Gallaher
                    Title:  Commercial Banking Associate

                    CITIZENS BANK OF MASSACHUSETTS

                    By:  /s/ John E. Lucas
                         -----------------
                    Name:  John E. Lucas
                    Title:  Vice President

                           [Signature Pages Continue]

                    LASALLE NATIONAL BANK

                    By:  /s/ Lou D. Banach
                         -----------------
                    Name:  Lou D. Banach
                    Title:  Vice President & Senior Lender

                    ST. FRANCIS BANK, F.S.B.

                    By:  /s/ John C. Tans
                         ----------------
                    Name:  John C. Tans
                    Title:  Vice President

                    UNION BANK OF CALIFORNIA, N.A.

                    By:  /s/ J. Scott Jessup
                         -------------------
                    Name:  J. Scott Jessup
                    Title:  Vice President

                    WACHOVIA BANK, N.A.

                    By:  /s/ Robert Alan Royalty
                         -----------------------
                    Name:  R. Alan Royalty
                    Title:  Vice President

                    MARSHALL & ILSLEY BANK

                    By:  /s/ Leo D. Freeman
                         ------------------
                    Name:  Leo D. Freeman
                    Title:  Vice President